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                     1985 STOCK OPTION PLAN

                               OF

                 ROBERT HALF INTERNATIONAL INC.


       (As Amended and Restated Effective August 1, 1996)



          1.   PURPOSE OF THE PLAN

          The purpose of the 1985 Stock Option Plan (the "Plan") of Robert Half International Inc. (the "Company") are to:

          (a) Furnish incentive to individuals chosen to receive options because they are considered capable of responding by improving operations and increasing profits;

          (b) Encourage selected employees to accept or continue employment with the Company or its Affiliates; and

          (c) Increase the interest of selected employees in the Company's welfare through their participation in the growth in value of the common stock, $0.001 par value, of the Company ("Common Stock").

          To accomplish the foregoing objectives, this Plan provides a means whereby employees may receive options to purchase Commons Stock, stock appreciation rights described in Section 8 ("SARs"), and limited stock appreciation rights as described in Section 9 ("Limited Rights"). Options granted under this Plan ("Options") will be either nonqualified options ("NQOs") subject to federal income taxation upon exercise or incentive stock options ("ISOs") not subject to immediate federal income taxation upon exercise.

          2.   ELIGIBLE PERSONS

          Every person who at the date of grant is an employee of the Company or of any Affiliate of the Company is eligible to receive NQOs, ISOs, SARs, or Limited Rights under this Plan; provided, however, that an ISO may not be granted under this Plan to any person who owns, directly or indirectly, stock of the

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Company constituting more than ten percent of the total combined voting power of the Company's outstanding stock, or the stock of any Affiliate of the Company, unless the exercise price of the ISO at the time the option is granted is at least 110 percent of the fair market value of the stock subject to the option, and the option is exercisable for no more than five years after the date of the grant, as set forth in Section 6.2. The term "Affiliate," as used in this Plan, means a parent or subsidiary corporation, as defined in the applicable provisions (currently Section 425) of the Internal Revenue Code of 1986, as amended (the "Code"). The term "employee" shall have the meaning ascribed for purposes of Section 3401(c) of the Code and the Treasury Regulations promulgated thereunder and shall include an officer or a director who is also an employee.

          3.   STOCK SUBJECT TO THIS PLAN

          The total number of shares of stock that may be (i) issued upon the exercise of Options and (ii) covered by options cancelled or surrendered upon the exercise of SARs or Limited Rights, is 8,400,000 shares of Common Stock. The shares covered by the portion of any grant that expires unexercised under this Plan shall become available again for grants under this Plan. All shares issued under this Plan or covered by options surrendered upon the exercise of SARs or Limited Rights, however, shall be counted against the 8,400,000 share limitation. The number of shares reserved for purchase under this Plan or covered by options that may be cancelled or surrendered upon the exercise of SARs or Limited Rights is subject to adjustment in accordance with the provisions for adjustment in this Plan.

          4.   ADMINISTRATION

          This Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee appointed by the Board which shall not have less than two Board members (in either case, the "Administrator"). No Option, SAR, or Limited Right shall be granted to a director of the Company except (i) by the Board when a majority of the members of the Board, and a majority of the directors acting in the matter, are disinterested persons, or (ii) by the Administrator when the Administrator is composed of three or more persons having full authority to act in the matter and each member of the Administrator is a disinterested person. No Option, SAR, or Limited Rights shall be granted to an officer of the Company

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except (i) by the Board, or (ii) by the Administrator when the Administrator is composed solely of three or more directors, or is composed of three or more persons having full authority to act in the matter and each member of the Administrator is a disinterested person. "Disinterested person," for this purpose, shall have the same meaning as in Rule 16b-3 or any successor ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper. Subject to the provisions of this Plan, the Administrator shall have the authority to select the persons to receive Options, SARs, or Limited Rights under this Plan, to fix the number of shares that each optionee may purchase or that are subject to a SAR or Limited Right, to set the terms and conditions of each Option (including whether each Option should be a NQO or an ISO), SAR, and Limited Right, and to determine all other matters relating to this Plan. No member of the Administrator shall be liable for any act or omission on such member's own part, including but not limited to the exercise of any power or discretion given to such member under this Plan, except for those acts or omissions resulting from such member's own gross negligence or willful misconduct. All questions of interpretation, implementation, and application of this Plan shall be determined by the Administrator. Such determinations shall be final and binding on all persons.

          5.   GRANTING OF RIGHTS

          5.1 TEN YEAR LIMITATION. No Options, SARs, or Limited Rights shall be granted under this Plan after ten years from the date of adoption of this Plan by the Board of Directors.

          5.2 WRITTEN AGREEMENT; EFFECT. Each Option, SAR, or Limited Right shall be evidenced by a written agreement, in form satisfactory to the Company, executed by the Company and the person to whom such Option, SAR, or Limited Right is granted. If the agreement relates to an ISO or NQO, the agreement shall specify whether each option it evidences is a NQO or an ISO. SARs or Limited Rights may be included in the stock option agreement or may be evidenced by a separate written agreement satisfactory to the Company, executed by the Company and the person to whom such SAR or Limited Right is granted. Failure of the grantee to execute an agreement shall not void or invalidate the grant of an Option, SAR, or Limited Right; the Option, SAR or Limited Right maybe not be exercised, however, until the

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agreement is executed.

          5.3 ANNUAL $100,000 LIMITATION. In no event shall an ISO be granted prior to January 1, 1987 pursuant to the Plan which would cause the grantee to be in receipt during any calendar year of ISOs covering Common Stock of the Company having an aggregate fair market value, determined for each Option as of the grant date, in excess of $100,000 (plus any unused limit carryover to such year as permitted by applicable provisions of the Code, currently set forth in Section 422A(d)(4) of the Code). The rule set forth in the preceding sentence shall not apply to ISOs granted on or after January 1, 1987 pursuant to the Plan ("Post-86 ISO"); the aggregate fair market value (determined at the time a Post-86 ISO is granted) of the stock with respect to which all Post-86 ISOs become exercisable for the first time by the optionee ("vest") during any calendar year (under all incentive stock option plans of the Company and its affiliates) shall not exceed $100,000. In applying the preceding sentence, Post-86 ISOs having the lowest exercise price shall vest before Post-ISOs with higher exercise prices, regardless of the grant date, unless the option agreements, or the Administrator, specifically provide a different order of vesting.

          5.4 ADVANCE APPROVALS. The Administrator may approve the grant of Options, SARs, or Limited Rights under this Plan to persons who are expected to become employees of the Company, but are not employees at the date of approval. In such cases, the Option, SAR, or Limited Right shall be deemed granted (and the exercise price determined with reference to the fair market value of the underlying stock), without further approval, on the date the grantee becomes an employee and must satisfy all requirements of this Plan for Options, SARs or Limited Rights granted on that date.

          6.   TERMS AND CONDITIONS OF OPTIONS

          Each Option shall be designated as an ISO or a NQO and shall be subject to the terms and conditions set forth in Section 6.1. NQOs shall be also subject to the terms and conditions set forth in Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2.

          6.1 TERMS AND CONDITIONS TO WHICH ALL OPTIONS ARE SUBJECT. All Options shall be subject to the following terms and

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conditions:

               6.1.1 CHANGES IN CAPITAL STRUCTURE. Subject to Section 6.1.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, appropriate adjustments shall be made in (A) the number and class of shares of stock subject to this Plan and each Option outstanding under this Plan, and (B) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustment. Each such adjustment shall be determined by the Administrator in its sole discretion, which determination shall be final and binding on all persons.

               6.1.2 CORPORATE TRANSACTIONS. New option rights may be substituted for the Options granted under this Plan, or the Company's obligations as to Options outstanding under this Plan may be assumed, by an employer corporation other than the Company, or by a parent or subsidiary of such employer corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Company is involved, in such manner that the then outstanding Options which are ISOs will continue to be "incentive stock options" within the meaning of Section 422A of the Code to the full extent permitted thereby.
 Notwithstanding the foregoing or the provisions of Section 6.1.1, if such employer corporation, or parent or subsidiary of such employer corporation, does not substitute new option rights for, and substantially equivalent to, the Options granted hereunder, or assume the Options granted hereunder, or if the Board determines, in its sole discretion, that Options outstanding under this Plan should not then continue to be outstanding, the Options granted hereunder shall terminate (A) upon dissolution or liquidation of the Company, or similar occurrence, or (B) upon any merger, consolidation, acquisition, separation, or similar occurrence, where the Company will not in economic substance be the surviving corporation; provided, however, that each optionee shall be mailed notice at least 15 days prior to such dissolution, liquidation, merger, consolidation, acquisition, separation, or similar occurrence, and shall have at least 10 days after the mailing of such notice to exercise any unexpired option rights granted hereunder to the extent such Options are then exercisable.

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               6.1.3     TIME OF OPTION EXERCISE.  Subject to Section 6.3.3,
Options shall be immediately exercisable, and shall be exercisable in whole or in part.

               6.1.4 OPTION GRANT DATE. Except in the case of advance approvals described in Section 5.4, the date of grant of an Option under this Plan shall be the date as of which the Administrator approves the grant.

               6.1.5 NONASSIGNABILITY OF OPTION RIGHTS. No Option shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution. During the life of the optionee, an Option shall be exercisable only by the optionee or the optionee's guardian or legal representative in the event of disability of the optionee.

               6.1.6 PAYMENT. Except as provided below, payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. At the time an Option is granted or exercised the Administrator, in the exercise of its absolute discretion, may authorize any one or more of the following additional methods of payment:

               (A) Acceptance of the optionee's full recourse promissory note for the aggregate exercise price of the shares as to which the Option is being exercised, payable on such terms and bearing such interest rate as determined by the Administrator, which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of the Company);

               (B) Delivery by the optionee of Common Stock already owned by the optionee for all or part of the aggregate exercise price of the shares as to which the Option is being exercised, provided the value (determined as set forth in Section 6.3.1) of such Common Stock is equal on the date of exercise to the aggregate exercise price of the shares as to which the Option is being exercised, or such portion thereof as the optionee is authorized to pay by delivery of such stock; provided, however, that if an optionee has exercised any portion of any Option granted by the Company by delivery of Common Stock, the optionee may not, within six months following such exercise, exercise any Option granted under this Plan by delivery of Common Stock; and

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               (C)  Any other property other than cash, so long as such
property constitutes valid consideration under applicable law for the shares as to which the Option is being exercised and is surrendered in good form for transfer.

               6.1.7 TERMINATION OF EMPLOYMENT. Option rights granted to an optionee under this Plan, to the extent such rights have not then expired or been exercised, shall terminate (i) three months, in the case of an optionee who immediately prior to Employment Termination is not an officer or director of the Company and with respect to an ISO granted to any optionee, and (ii) seven months, in the case of an optionee who immediately prior to Employment Termination is an officer or director of the Company with respect to any NQO granted to any such optionee, after the optionee ceases, for any reason and with or without cause, to be an employee of the Company or any Affiliate of the Company (in either case, "Employment Termination"), and shall not be exercisable on or after said date, except that if the Employment Termination is due to the disability or death of the optionee, the optionee, or the optionee's personal representative or any other person who acquires the option rights from the optionee by will or the applicable laws of descent and distribution, may within twelve months after the Employment Termination, exercise the rights to the extent they were exercisable on the date of the Employment Termination. A transfer of an optionee from the Company to BF Enterprises, Inc. ("BFE") shall not be deemed an Employment Termination, but rather an Employment Termination with respect to such optionee shall be deemed for all purposes under this Plan to occur upon termination, for any reason and with or without cause, of such optionee's employment with BFE or any Affiliate of BFE; and the options held by such optionee shall expire in accordance with this Section three months after such Employment Termination, unless at the time thereof such Optionee is an officer or director of the Company, in which case such options shall expire seven months after such Employment Termination; and provided, further that an Employment Termination shall not be deemed to occur with respect to such optionee if, in the determination of the Board of Directors, it shall be in the best interests of the Company to have such optionee's employment be deemed to continue for so long as such optionee remains an officer, director or consultant of BFE.

               6.1.8 REPURCHASE OF STOCK. At the option of the Administrator, the stock to be delivered pursuant to the

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exercise of any Option may be subject to a right of repurchase in favor of the Company with respect to any employee whose employment with the Company is terminated. Such right of repurchase shall be at the Option exercise price and shall expire at such times as may be set by the Administrator in the exercise of the Administrator's discretion, which times may include a Change in Control as defined in Section 8.1. Unless otherwise established by the Administrator with respect to any individual or group, the right of repurchase shall expire with respect to 20% of the shares subject to the Option on the grant date (which date shall constitute the "Vesting Base Date" unless the Administrator otherwise determines) and with respect to an additional 20% of such shares on each of the four anniversary dates next following the grant date. The Company may, at any time before or following acquisition of shares by such employee pursuant to the Plan, waive in whole or in part the Company's right of repurchase as set forth in the stock purchase agreement executed by an employee with respect to shares acquired by such employee.

               6.1.9 WITHHOLDING AND EMPLOYMENT TAXES. At the time of exercise of an Option (or, as the case may be, a SAR or a Limited Right), the optionee shall remit to the Company in cash all applicable federal, state and local withholding and employment taxes.

               (a) The Administrator may, in the exercise of the Administrator's sole discretion, permit an optionee to pay some or all of such taxes by means of a promissory note on such terms as the Administrator deems appropriate.

               (b) If and to the extent authorized by the Administrator in its sole discretion, an optionee may make an election, by means of a form of election to be prescribed by the Administrator, to have shares of Common Stock which are acquired upon exercise of the Option withheld by the Company or to tender other shares of Common Stock or other securities of the Company owned by the optionee to the Company at the time the amount of such taxes is determined to pay the amount of such tax obligations.

               6.1.10 OTHER PROVISIONS. Each Option may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the option as an "incentive stock option" within the meaning of Section 422A of the Code.

          6.2 TERMS AND CONDITIONS TO WHICH ONLY NQOS ARE SUBJECT. Options are granted under this Plan which are designated as NQOs shall be subject to the following terms and conditions:

               6.2.1 EXERCISE PRICE. The exercise price of a NQO shall be determined by the Administrator, but shall not be less than 85% of the Fair Market Value per share on the day of the grant.

               6.2.2 OPTION TERM. Each NQO granted under this Plan shall expire ten years and two days from the date of its grant or such earlier date as may be set by the Administrator on the date of its grant.

               6.2.3 WITHHOLDING AND EMPLOYMENT TAXES. At the time of exercise of an NQO, the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. The Administrator may, in the exercise of the Administrator's discretion, permit an optionee to pay some or all of such taxes by means of a promissory note on such terms as the Administrator deems appropriate.

          6.3 TERMS AND CONDITIONS TO WHICH ONLY ISOS ARE SUBJECT. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

               6.3.1 EXERCISE PRICE. The exercise price of an ISO, which shall be approved by the Board of Directors, shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value (determined as described in this Section 6.3.1) of the stock covered by the ISO at the time the ISO is granted, except that the exercise price of an ISO granted to any person who owns, directly or indirectly, (or is treated as owning by reason of attribution rules, currently set forth in Code Section 425) stock of the Company constituting more than ten percent of the total combined voting power of the Company's outstanding stock, or the stock of any Affiliate of the Company, shall in no event be less than 110 percent of such fair market value.

               For purposes of the Plan, the fair market value of Common Stock shall be determined as follows:

               (a) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), its fair market value shall be the closing sales price or the mean between the high bid and low asked prices if no sales were reported, as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales or bid and asked price quotations for such date, then for the last preceding business day on which there were sales or bid and asked price quotations), as reported in THE WALL STREET JOURNAL or similar publication.

               (b) If the Common Stock is regularly quoted by a recognized securities dealer, its fair market value shall be (i) the mean between the closing high bid and low asked quotations for the stock on the date the value is to be determined (or if there are no quoted prices for such date, then for the last preceding business day on which there were quoted prices) as quoted on NASDAQ or any similar system of automated dissemination of quotations of securities prices then in common use, as reported in THE WALL STREET JOURNAL or similar publication, or (ii) if not quoted as described in clause (i), the mean between the high bid and low asked quotations for the stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for the security on at least five trading days of the 20 trading days preceding the date the value is to be determined; provided, however, that if the stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the fair market value shall be determined in the manner set forth in clause (i) if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in paragraph (a) if actual transactions are reported.

               (c) In the absence of an established market for the Common Stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry and its management, and the values of stock of other corporations in the same or similar line of business.

               6.3.2 EXPIRATION. Unless an earlier expiration date is specified by the Administrator at the time of grant, each ISO granted under this Plan shall expire ten years from the date of its grant, except that an ISO granted to any person who owns, directly or indirectly, (or is treated as owning by reason of applicable attribution rules, currently set forth in Code Section 425) stock of the Company constituting more than ten percent of the total combined voting power of the Company's outstanding stock, or the stock of any Affiliate of the Company, shall expire five years from the date of its grant.

               6.3.3 EXERCISE OF AN INCENTIVE STOCK OPTION BY AN OPTIONEE WHO HOLDS ANOTHER INCENTIVE STOCK OPTION. An ISO granted prior to January 1, 1987 under the Plan shall not be exercisable while the optionee holds a previously granted incentive stock option to purchase stock in the Company, a parent or subsidiary corporation of the Company, or a corporation which is a predecessor of any of the foregoing, for such purposes, an ISO shall be treated as outstanding until such option is exercised in full or expires by reason of lapse of time, within the meaning of Section 422A(c)(7) of the Code. Post-1986 ISOs shall not be subject to the limitation imposed by the preceding sentence.

               6.3.4 DISQUALIFYING DISPOSITIONS. If stock acquired by exercise of an ISO granted pursuant to this Plan is disposed of within two years from the date of grant to the ISO or within one year after the transfer of the stock to the optionee, the holder of the stock immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may require. Such holder shall pay to the Company any withholding and employment taxes which the Company in its sole discretion deems applicable to such disposition. Any disposition not in accordance with this Section 6.3.4 shall be void and of no effect. The Company may instruct its stock transfer agent by appropriate means, including placement of legends or stock certificates, not to transfer stock acquired by exercise of an ISO unless it has been advised by the Company that the requirements of this Section 6.3.4 have been satisfied.

               6.3.5 WITHHOLDING AND EMPLOYMENT TAXES. At such time or times as the Administrator determines, at or following the time of exercise of an ISO, the optionee shall remit to the Company in cash all federal and state withholding and employment taxes which the Administrator in its sole discretion deems applicable to the exercise of an ISO or the disposition of shares acquired by such exercise. The Administrator may, in the exercise of the Administrator's sole discretion, permit an optionee to pay some or all of such taxes by means of a promissory note on such terms as the Administrator deems appropriate.

          7.   MANNER OF EXERCISE

          An optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the Secretary of the Company, accompanied by an executed stock purchase agreement in form and substance satisfactory to the Company and by payment of the exercise price as provided in Section 6.1.6. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such Option was exercised. Promptly after receipt of written notice of exercise of an option, the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock. An optionee or transferee of an Option shall not have any privileges as shareholder with respect to any stock covered by the Option until the date of issuance of the stock certificate.

          8.   DEFINITIONS RELATING TO SARs AND LIMITED RIGHTS

          For purposes of this Plan, the following items shall have the following meanings.

          8.1 CHANGE IN CONTROL. The term "Change in Control" shall mean any of the following events:

               (a) the Company is provided a copy of a Schedule 13D filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") indicating that any person or group (as such terms are defined in
Section 13(d)(3) of the Exchange Act) that does not on the date of this Plan is adopted by the Board hold more than five percent of the outstanding shares of the Company entitled to vote for the election of directors has become the holder of more than 40 percent of the outstanding shares of the Company entitled to vote for the election of directors;

               (b) as a result of or in connection with any cash tender offer, merger, or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company just prior to such event shall cease to constitute a majority of the Board;

               (c) the Company's stockholders approve a definitive agreement providing for a transaction in which the Company will cease to be an independent publicly-owned corporation;

               (d) the stockholders of the Company approve a definitive agreement (i) to merge or consolidate the Company with or into another corporation in which the holders of the Common Stock immediately before such merger or reorganization will not, immediately following such merger or reorganization, hold as a group on a fully-diluted basis both the ability to elect at least a majority of the directors of the surviving corporation and at least a majority in value of the surviving corporation's outstanding equity securities, or (ii) to sell or otherwise dispose of all or substantially all of the assets of the Company; or

               (e)  an Offer is made.

          8.2 FMV PER SHARE. The term "FMV per Share" shall mean, for the day or period with respect to which the FMV per share is being determined, the fair market value of the Common Stock determined in accordance with the provisions of Section 6.3.1.

          8.3 LIMITED RIGHT HOLDER. The term "Limited Right Holder" shall mean a person to whom a Limited Right is granted pursuant to the Plan.

          8.4 LIMITED RIGHT SPREAD. The term "Limited Right Spread" shall mean an amount (rounded to the nearest whole dollar) equal to the product computed by multiplying (a) the excess of (i) the greater of the highest FMV per Share on any day during the 60 day period prior to the date of exercise of the

Limited Right and the highest price per Share of Common Stock paid or proposed to be paid in connection with any Change in Control over (ii) the exercise price per share of Common Stock at which the Related Right is exercisable, or in the case of a Limited Right granted without reference to a Related Right, such other price as the Administrator establishes at the time the Limited Right is granted, by (b) the number of shares of Common Stock with respect to which a Limited Right is being exercised. If the consideration paid or proposed to be paid for Common Stock in connection with a Change in Control shall consist, in whole or in part, of consideration other than cash, the Administrator shall take such action, as in its judgment it deems appropriate, to establish the cash value of such consideration, but such valuation shall not be less than the value, if any, attributed to such consideration by any other party to the transaction constituting the Change in Control.

          8.5 OFFER. The term "Offer" shall mean a tender offer or exchange offer for shares of the Company's Common Stock other than one made by the Company or by a person or group, as such terms are defined in Section 13(d)(3) of the Exchange Act, that on the date this Plan is adopted by the Board holds more than five percent of the outstanding shares of the Company entitled to vote for the election of directors where the offeror acquires more than 40 percent of the outstanding shares of Common Stock.

          8.6 RELATED RIGHT. The term "Related Right" shall mean an option with respect to which a SAR or Limited Right is granted.

          8.7 SAR HOLDER. The term "SAR Holder" shall mean a person holding an option to acquire shares of Common Stock to whom a SAR is granted pursuant to this Plan.

          8.8 SAR SPREAD. The term "SAR Spread" shall mean an amount (rounded to the nearest whole dollar) equal to the product computed by multiplying (a) the excess of (i) if the SAR may only be exercised during the Window Period under Section 9.5 below, then the highest FMV per Share on any day during the Window Period, and if exercise of the SAR is not so limited under Section 9.5 below, then the FMV per Share on the date the SAR is exercised, over (ii) the exercise price per share of common stock at which the Related Right is exercisable, or in the case of a SAR granted without reference to a Related Right, such other price as the Administrator establishes at the time the SAR is granted, by (b) the number of shares of Common Stock with respect to which a SAR is being exercised.

          8.9 WINDOW PERIOD. The term "Window Period" shall mean the periods specified in Rule 16b-3(e)(3)(iii), or any successor rule, within which a SAR must be exercised in order to be exempt from the operation of
Section 16(b) of the Exchange Act by virtue of paragraph (e) of Rule 16b-3 or any successor provision. This period is, as of the date of this Plan, between the third and twelfth business days following release by the Company of quarterly or annual summary statements of sales and earnings.

          9.   STOCK APPRECIATION RIGHTS

          9.1 GRANT OF SAR. The Administrator may, in the exercise of the Administrator's discretion, grant SARs to eligible employees. A SAR may be granted either (i) with respect to shares of Common Stock subject to a Related Right held by the SAR Holder, whether or not the Related Right is an Option granted pursuant to this Plan, or (ii) without reference to any Related Right. If a Related Right is an ISO, a SAR granted with respect to such Related Right may be granted only at the time of grant of the related ISO, but if the Related Right is a non-qualified option, the SAR may be granted either simultaneously with the grant of the related non-qualified option, or may be granted at any time during the term of such related non-qualified option, whether or not the option is a NQO granted pursuant to this Plan, or a previously or subsequently granted non-qualified option not granted pursuant to this Plan, and whether or not the option is granted pursuant to a "plan" within the meaning of Rule 16b-3. Notwithstanding any other provision of the Plan, the Administrator shall have sole discretion to specify a maximum limitation on the amount of the SAR Spread, to determine the time at which any SAR otherwise exercisable may be exercised, to determine whether upon exercise of a SAR the SAR Holder may receive cash or stock as provided in Section 9.8 and 9.9 below or may elect to receive either cash or stock, to establish a price other than the exercise price of shares subject to a Related Right as a basis for determining the amount of the SAR Spread, and to grant any SAR subject to such additional terms and conditions as are consistent with the provisions of this Plan.

          9.2 CHANGES IN CAPITAL STRUCTURE. If, by virtue of any event described in Section 6.1.1, an adjustment is made to a

Related Right held by a SAR Holder, then the number of shares covered by the SAR shall also be adjusted accordingly.

          9.3 CORPORATE TRANSACTIONS. New SARs may be substituted for the SARs granted under this Plan, or the Company's obligations as to options outstanding under this Plan may be assumed, by an employer corporation other than the Company, or by a parent or subsidiary of such employer corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Company is involved. Notwithstanding the foregoing or the provisions of Section 9.2, if such employer corporation, or parent or subsidiary of such employer corporation, does not substitute new SARs for, and substantially equivalent to, the SARs granted hereunder, or assume the SARs granted hereunder, or if the Board determines, in its sole discretion, that SARs outstanding under this Plan should not then continue to be outstanding, the SARs granted hereunder shall terminate (A) upon dissolution or liquidation of the Company, or similar occurrence, or (B) upon any merger, consolidation, acquisition, separation, or similar occurrence, where the Company, will not in economic substance be the surviving corporation; provided, however, that each SAR Holder shall be mailed notice at least 15 days prior to such dissolution, liquidation, merger, consolidation, acquisition, separation, or similar occurrence, and shall have at least 10 days after the mailing of such notice to exercise any unexpired SARs granted hereunder to the extent such SARs are then exercisable.

          9.4 SAR GRANT DATE. Except in the case of advance approvals described in Section 5.4, the date of grant of a SAR under this Plan shall be the date as of which the Administrator approves the grant.

          9.5 TIME OF SAR EXERCISE. A SAR shall generally be immediately exercisable and shall be exercisable in whole or in part. Any election by a SAR Holder to receive cash in full or partial settlement of a SAR, as well as any exercise by the SAR Holder of a SAR for such cash, shall be made only during the Window Period. Where a SAR is granted with respect to a Related Right, unless written agreement pursuant to which the SAR is granted otherwise provides, the SAR may be exercised only to the extent to which shares covered by the Related Right are not at the time of exercise subject to a right of repurchase as described in Section 6.1.9. A SAR may not be exercised under any circumstances until the expiration of six months following the date of grant of the SAR, except in the event of the death or permanent disability of the SAR Holder.

          9.6 EFFECT ON RELATED RIGHT; TERMINATION OF SAR. If a SAR granted with respect to a Related Right is exercised, the Related Right shall cease to be exercisable and shall be cancelled to the extent of the number of shares with respect to which the SAR was exercised. The Company and the SAR Holder shall take such actions and execute such documents as may be necessary or appropriate to reflect such cancellation. Upon the exercise or termination of a Related Right, SARs granted with respect thereto shall terminate to the extent of the number of shares as to which the Related Right was exercised or terminated. Upon the death or permanent disability of the SAR Holder, the SAR shall be exercisable only by the SAR Holder's personal representative or any other person who acquires the SAR Holder's right by will or the applicable laws of descent and distribution and, in the case of a SAR granted with respect to a Related Right, only to the extent to which the Related Right is then exercisable.

          9.7 NONASSIGNABILITY OF SARS. No SAR granted under this Plan shall be assignable or otherwise transferable by the SAR Holder except by will or by the laws of descent and distribution. During the life of the SAR Holder, a SAR shall be exercisable only by the SAR Holder or the SAR Holder's guardian or legal representative.

          9.8 MANNER OF EXERCISE; ELECTION TO RECEIVE CASH OR STOCK. A SAR Holder wishing to exercise a SAR shall (i) give written notice to the Company at its principal executive office, to the attention of the Secretary of the Company, specifying the number of shares of Common Stock with respect to which the SAR Holder is exercising the SAR and if under the terms of the SAR the SAR Holder may elect to receive either cash, stock, or a combination of cash and stock upon exercise of the SAR, stating the manner in which the SAR Holder has elected to receive payment upon exercise; (ii) deliver to the Company such written representations, warranties, and covenants as the Company may reasonably require; and (iii) if so requested by the Company, deliver to the Secretary of the Company any written agreement that the Company may reasonably require relating to the SAR being exercised or pertaining to the Related Right. The date the Company receives all of the instruments referred to in the preceding sentence shall be considered as the date upon which the SAR was exercised. A SAR Holder who receives stock upon exercise of a SAR shall not have any privileges as a stockholder with respect to any such shares of stock until the date of issuance of a stock certificate.

          9.9 EXERCISE OF SARS; MARKET PRICE. Upon the exercise of a SAR, the SAR Holder shall be entitled to receive one of the following kinds of payments:

          (a) that number of whole shares of Common Stock equal to the number computed by dividing the SAR Spread by the highest FMV per Share during the Window Period in which the SAR was exercised and an amount of cash equal to the highest FMV per Share during the Window Period in which the SAR was exercised multiplied by the fraction (if any) of a share of Common Stock not so issued (such payment to be in lieu of issuance of fractional shares); or

          (b)  an amount in cash equal to the SAR Spread; or

          (c) a combination of cash and whole shares of Common Stock (the combined value of which, however, shall not exceed the SAR Spread) in the respective amounts specified in the SAR Holder's notice of exercise.

Notwithstanding any other provision of this Section 9, if the terms of a SAR entitle the SAR Holder to elect upon exercise of the SAR whether to receive cash in full or partial settlement of the SAR, then the Administrator shall have sole discretion to consent to or disapprove such election ("Cash Election"). Such consent or disapproval may be given at any time after the Cash Election to which it relates. If the Administrator shall disapprove a Cash Election, the exercise of the SAR with respect to which the Cash Election was made shall be of no effect but shall be without prejudice to the right of the SAR Holder to exercise the SAR in the future in accordance with its terms. The Administrator shall have no such discretion with respect to the exercise of a Limited Right pursuant to Section 10 of the Plan.

          9.10 Withholding and Employment Taxes. At the time of exercise of a SAR, the SAR Holder shall remit to the Company in cash all applicable federal, state and local withholding and employment taxes, and the Administrator may, in its sole discretion, reduce the amount paid to a SAR Holder upon exercise of the SAR by such amount. The Administrator may, in the exercise of its sole discretion, permit a SAR Holder to pay some or all of such taxes (i) by means of a promissory note on such terms as the Administrator deems appropriate; or (ii) in accordance with the applicable provision of Section 6.1.9.

          10.  LIMITED RIGHTS

          10.1 GRANT OF LIMITED RIGHT. The Administrator may, in the exercise of the Administrator's discretion, grant Limited Rights to eligible employees. A Limited Right may be granted with respect to shares of Common Stock subject to a Related Right held by the Limited Right Holder, whether or not the Related Right is an Option granted pursuant to this Plan, or may be granted without reference to any Related Right. If a Related Right is an ISO, a Limited Right granted with respect to such Related Right may be granted only at the time of grant of the related ISO, but if the Related Right is a non-qualified option, the Limited Right may be granted either simultaneously with the grant of the related non-qualified option, or at any time during the term of such related non-qualified option, whether or not the option is a NQO granted pursuant to this Plan or a previously or subsequently granted non-qualified option not granted pursuant to this Plan, and whether or not the option is granted pursuant to a "plan" within the meaning of Rule 16b-3. The Administrator shall have sole discretion to grant any Limited Right subject to such additional terms and conditions as are consistent with the provisions of this Plan.

          10.2 CHANGES IN CAPITAL STRUCTURE. If, by virtue of any event described in Section 6.1.1, an adjustment is made to a Related Right held by a Limited Right Holder, then the number of shares covered by the Limited Right covering the Related Right shall also be adjusted accordingly.

          10.3 TIME OF LIMITED RIGHT EXERCISE. Each outstanding Limited Right shall become immediately exercisable only upon the occurrence of a Change in Control, unless the Change in Control is approved by the Board as provided in Section 10.4 below, whether or not the then-outstanding Related Right, if any, is then exercisable. The Company shall promptly notify each Limited Right Holder of the occurrence of any Change in Control. Limited Rights may not be exercised under any circumstances until the expiration of six months following the date of grant of the Limited Right. In the event of the occurrence of any of the events specified in clauses (a) through (d) of Section 8.1 above, each outstanding Limited Right will be exercisable for a period of 60 days following the date of occurrence of such event, and in the event of an Offer, each outstanding Limited Right will be exercisable for a 60 day period following the date of expiration of the Offer; provided, however, that if the event constituting the Change in Control occurs prior to the expiration of six months from the date of grant of a Limited Right, then such Limited Right shall be exercisable for a period of 60 days following expiration of such six month period. Where a Limited Right is granted with respect to a Related Right, unless the written agreement pursuant to which the Limited Right is granted otherwise provides, the Limited Right may be exercised only to the extent to which shares covered by the Related Right are not at the time of exercise subject to a right of repurchase as described in Section
6.1.8. A Limited Right shall remain exercisable during the exercise periods described above in this Section 10.3 in the event of an Employment Termination of the Limited Right Holder after a Change in Control during such exercise period. Notwithstanding the above, upon an Employment Termination of the Limited Right Holder before the occurrence of any Change in Control, the Limited Right shall expire immediately. Upon the death or permanent disability of the Limited Right Holder, the Limited Right shall be exercisable only by the Limited Right Holder's personal representative or any other person who acquires the Limited Right Holder's right by will or the applicable laws of descent and distribution.

          10.4 LIMITATIONS ON RIGHT TO EXERCISE LIMITED RIGHTS. Notwithstanding Section 10.3, no Limited Right shall be exercisable with respect to an event constituting a Change in Control under Section 8.1 (b) through (e) in the event the Board approves such event prior to the occurrence of such event, and no Limited Right shall be exercisable with respect to an event constituting a Change in Control under Section 8.1 (a) if the Board approves such event prior to such time following such event as the persons who were directors just prior to such event cease to constitute a majority of the Board.

          10.5 EFFECT ON RELATED RIGHT; TERMINATION OF LIMITED RIGHT. If a Limited Right granted with respect to a Related Right is exercised, the Related Right shall cease to be exercisable and shall be cancelled to the extent of the number of shares with respect to which the Limited Right was exercised. The Company and the Limited Right Holder shall take such actions and execute such documents as may be necessary or appropriate to reflect such cancellation. Upon the exercise or termination of a Related Right, Limited Rights granted with respect thereto shall terminate to the extent of the number of shares as to which the Related Right was exercised or terminated.

          10.6 NONASSIGNABILITY OF LIMITED RIGHTS. No Limited Right granted under this Plan shall be assignable or otherwise transferable by the Limited Right Holder except by will or by the laws of descent and distribution. During the life of the Limited Right Holder, a Limited Right shall be exercisable only by the Limited Right Holder or the Limited Right Holder's guardian or legal representative.

          10.7 EXERCISE OF LIMITED RIGHTS; PAYMENT, MARKET PRICE. Upon the exercise of a Limited Right, the Company shall pay to the Limited Right Holder an amount in cash representing the Limited Right Spread.

          10.8 WITHHOLDING AND EMPLOYMENT TAXES. At the time of exercise of a Limited Right, the Limited Right Holder shall remit to the Company in cash all applicable federal, state and local withholding and employment taxes, and the Administrator may, in its sole discretion, reduce the amount paid to a Limited Right Holder upon exercise of the Limited Right by such amount. The Administrator may, in the exercise of its sole discretion, permit an optionee to pay some or all of such taxes (i) by means of a promissory note on such terms as the Administrator deems appropriate; or (ii) in accordance with the applicable provisions of Section 6.1.9.

          11.  EMPLOYMENT RELATIONSHIP

          Nothing in this Plan or any option granted hereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any optionee's employment or status as a director at any time, nor confer upon any optionee any right to continue in the employ of, or as a director of, the Company or any of its Affiliates.

          12.  EXISTING OPTIONS TO BE GOVERNED BY PLAN

          At the option of the Administrator, any unexercised outstanding option granted by the Company prior to the date of this Plan to any employee or director to acquire shares of Common

Stock may be deemed granted pursuant to this Plan, and any transactions with respect to such option occurring after the date this Plan is approved by the Board may be deemed to occur pursuant to this Plan and be governed by the provisions of this Plan. At the option of the Administrator, the date of grant of any such option may be the date as of which the optionee first received the right to acquire the Common Stock subject to the option, and the exercise price may be the exercise price specified on the date of grant. The optionee and the Company shall execute such documents and take such actions as may be necessary to implement the provisions of this Section.

          13.  AMENDMENT, SUSPENSION, OR TERMINATION OF THIS PLAN

          The Board or the Administrator may at any time amend, alter, suspend, or discontinue this Plan, except to the extent that stockholder approval is required by applicable law or Rule 16b-3; provided, however, no amendment, alteration, suspension, or discontinuation shall be made that would impair the rights of any grantee under any option, SAR, or Limited Right theretofore granted, without the grantee's consent. The Board shall have the power to make such changes in this Plan and in the regulations and administrative provisions hereunder or in any outstanding option, SAR, or Limited Right as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any option granted pursuant to this Plan to qualify as an incentive stock option under Section 422A of the Code, subject in all events to the consent of the holder of such Option.

          14.  INDEMNIFICATION OF ADMINISTRATOR

          The Company shall indemnify each present and future member of the group constituting the Administrator against, and each member of the group constituting the Administrator shall be entitled without further act on his part to indemnify from the Company for all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs and litigation, other than amounts paid to the Company itself) reasonably incurred by such person in connection with or arising out of any action, suit, or proceeding to the full extent permitted by the laws of the State of Delaware and by the Bylaws of the Company.

          15.  EFFECTIVE DATE OF THIS PLAN

          This Plan shall become effective upon adoption by the Board; provided, however, that if this Plan is not approved within 12 months after its adoption by the Board, by unanimous written consent of the stockholders of the Company or by the stockholders of the Company voting at a validly called stockholders meeting by a majority (or such greater number as may be required by law or applicable governmental regulations or orders) of the shares entitled to vote, then any options exercised pursuant to this Plan shall constitute NQOs and not ISOs, regardless of their status on the date of grant. Options, SARs, and Limited Rights may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws.